[LETTERHEAD OF DEWEY BALLANTINE LLP]

                                December 6, 2001



American Honda Receivables Corp.
700 Van Ness Avenue
Torrance, California  90501

                  Re:      American Honda Receivables Corp.
                           Honda Auto Receivables Trusts
                           Registration Statement on Form S-3
                           Registration No. 333-71022

Ladies and Gentlemen:

          We have acted as special tax counsel to American Honda Receivables Corp. ("AHRC"), a California corporation and a wholly owned limited purpose subsidiary of American Honda Finance Corporation ("American Honda"), a California corporation, in connection with the Prospectus filed by AHRC.

          The term "Prospectus" means the prospectus included in the Registration Statement. The term "Registration Statement" means (i) the Registration Statement on Form S-3 including the exhibits thereto and (ii) any post-effective amendment filed and declared effective prior to the date of issuance of the asset-backed notes and certificates registered thereby (collectively, the "Securities").

          We have examined the question of whether the Prospectus accurately describes the tax treatment of the Securities. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder as in effect on the date hereof, the California Revenue & Taxation Code, as amended, and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of special tax counsel is not binding on the courts or the Internal Revenue Service (the "IRS").

          Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, we are of the opinion that for federal and California income and franchise tax purposes:

          (1) The Securities, assuming they are issued in accordance with the Prospectus, will have the federal income tax treatment described in the Prospectus.

          (2) The Securities, assuming they are issued in accordance with the Prospectus, will have the California income and franchise tax treatment described in the Prospectus.

          (3) We hereby adopt and confirm the information appearing under the caption "Material Income Tax Considerations" in the Prospectus and confirm that it represents our opinion with respect to the matters discussed therein.

          This opinion is furnished by us as counsel to the Registrant. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Dewey Ballantine LLP in the Registration Statement and the related Prospectus under the heading "Legal Opinions," without admitting that we are "experts" within the meaning of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, with respect to any part of the Registration Statement, including this exhibit.



                                      Respectfully submitted,

                                      /s/ Dewey Ballantine LLP